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                                                                   EXHIBIT 10.32

                              AMENDED AND RESTATED
                               CLASSIC CABLE, INC.
                           KEY EMPLOYEE RETENTION PLAN

         1. APPLICABILITY

         The Amended and Restated Classic Cable, Inc. Key Employee Retention Plan (the "Plan") applies to eligible employees of Classic Cable, Inc. (the "Company").

         2. PURPOSE AND EFFECTIVE DATE

         (a) The purpose of this Plan is to encourage eligible employees of the Company to continue their employment with the Company during the period of the Company's restructuring by establishing a binding written Company policy governing the circumstances under which bonuses ("Retention Bonuses") will be paid.

         (b) The Plan is adopted and effective as of December 12, 2001 (the "Effective Date"), in accordance with an order issued by the United States Bankruptcy Court for the District of Delaware, such court having jurisdiction over chapter 11 cases currently pending with respect to the Company.

         3. ELIGIBILITY

         (a) Covered employees are limited to those key employees of the Company who have received written notice from the Plan Administrator (as defined below) that they have been selected for coverage under the Plan (each a "Participant").

         (b) Each Participant shall receive written notification of participation in the Plan, as soon as practicable after the Effective Date.

         4. AMOUNT AND PAYMENT OF RETENTION BONUS

         (a) Subject to Section 5 below, the amount of each Participant's Retention Bonus shall be set forth in his/her notice of participation in the Plan.

         (b) Subject to Section 5 below, and unless otherwise agreed to between the Company and a Participant, Retention Bonuses shall be paid to the Participants, in one lump sum payment, within ten (10) days following the earlier of (i) June 30, 2002 and (ii) a "Trigger Event" (the "Payment Date").

         (c) For purposes of this Plan, a "Trigger Event" shall mean consummation of (i) the Company's sale of substantially all of its assets, in one or more transactions; (ii) a reorganization or merger of the Company, or any other arrangement or corporate reorganization, whereby control of the Company is transferred to another employer; (iii) a confirmed plan of reorganization for the Company pursuant to title 11 of the United States Code; or (iv) a restructuring (including payment) of substantially all of the Company's long term public indebtedness.


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         5. TERMINATION OF EMPLOYMENT

         (a) In the event a Participant's employment with the Company is terminated because of death or disability or without "Cause" (as defined below), in each case prior to the Payment Date, such Participant (or his/her beneficiary in the event of death) shall be entitled to payment of the full amount of his/her Retention Bonus calculated in accordance with Section 4 of this Plan. Retention Bonuses paid pursuant to this Section 5(a), shall be paid on the Payment Date.

         (b) In the event a Participant voluntarily terminates employment with the Company, or his/her employment is terminated by the Company for Cause, in either case, prior to the Payment Date, such Participant shall be ineligible to receive a Retention Bonus.

         (c) The Company shall have "Cause" to terminate a Participant's employment if such Participant has (i) refused or repeatedly failed to perform the duties assigned to him/her; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal; or (viii) violated a material company policy.

         6. GENERAL PROVISIONS

         (a) Payments under this Plan shall not constitute wages and shall be paid by the Company from the general assets of the Company; provided that no director, officer or employee of the Company shall be personally liable in the event the Company is unable to make any payments under this Plan due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent. Notwithstanding anything in this Plan to the contrary, any payments to be made hereunder shall only be made as and to the extent the Company has adequate funding therefor.

         (b) Payments under this Plan are subject to Federal, state and local income tax withholding and all other applicable Federal, state and local taxes. The Company shall withhold, or cause to be withheld, from any payments made hereunder all applicable Federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

         (c) Nothing contained herein shall give any employee the right to be retained in the employment of the Company or any successor, or affect the Company's right to dismiss any employee at will.

         (d) This Plan is not a term or condition of any individual's employment and no employee shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Plan as set forth herein.

         (e) Nothing contained herein shall give an employee any right to any employee benefit upon termination of employment with the Company, except as required by law or


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provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

         (f) No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind.

         (g) Receipt of all benefits under this Plan by any Participant shall be
(i) in lieu of all other retention payments of any kind whatsoever due to such Participant under any other plan or agreement of the Company, including, without limitation, (A) any benefits payable under any employment agreement between the Company and the Participant that are specifically identified as a retention bonus and (B) any benefits payable under the retention plan adopted by the Company's Board of Directors on September 24, 2001, and (ii) deemed a waiver of a Participant's rights with respect to any and all such payments.

         7. ADMINISTRATION

         (a) The Plan shall be administered by the Company's General Counsel or such other person designated by the Chairman of the Company's Board of Directors, and the term "Plan Administrator" shall refer to the Company's General Counsel or such other designee. For purposes hereof, the Plan Administrator is authorized to establish the Retention Bonus amounts each Participant will have the opportunity to earn hereunder. With respect to benefits to be provided to the Plan Administrator under the Plan, the Company's Chief Financial Officer shall be considered the "Plan Administrator."

         (b) Subject to the express provisions of this Plan, the Plan Administrator shall have sole authority to interpret the Plan (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons. The Plan Administrator may designate the executives to be covered under the Plan upon, and following, the Effective Date and may add or substitute Participants when a Covered Employee's employment has terminated.

         (c) Neither the Plan Administrator nor any employee, officer or director of the Company shall be personally liable by reason of any action taken with respect to the Plan for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company, including the Plan Administrator, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own, fraud, bad faith or gross negligence.

         8. APPLICABLE LAW

         This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of New York and applicable Federal law.


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         9. AMENDMENT OR TERMINATION

         The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall adversely affect the rights of such Participant.